Exhibit 99.1

Press Release

Pitney Bowes Announces Sale of its Software Solutions Business
to Syncsort for $700 million

Sale unlocks value for shareholders while advancing the Company’s transformation efforts to focus on removing the complexities of shipping and mailing for clients

Majority of the net proceeds to be used to pay down near-term debt maturities

Company updates 2019 annual guidance

STAMFORD, CT, August 26, 2019 -- Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing, data, and financial services, today announced that it has entered into a definitive agreement to sell its Software Solutions business to Syncsort for $700 million in cash.  The transaction is expected to close before the end of the calendar year, pending regulatory approvals and other customary closing conditions.

“Our software and data business has made great progress over the last few years achieving two consecutive years of growth and I am very confident of the prospects for this business going forward,” said Marc B. Lautenbach, President and CEO.  “We have always said, however, if a business was worth more to someone else than to us, we would consider a sale.  The sale of our Software Solutions business to Syncsort confirms that philosophy. Our software and data business, together with Syncsort, provides instant scale that creates value for our clients, partners, and the Pitney Bowes Software Solutions team.

Lautenbach continued: “While it is never easy to make these kind of decisions, I am convinced that this is the right thing to do for the long term.  Pitney Bowes will move forward as a streamlined, global technology company focused on shipping, mailing and related financial services that operates in markets where we have true competitive advantage.”

Following the conclusion of the Company’s evaluation of strategic alternatives in 2018, Pitney Bowes’ senior management, along with the Pitney Bowes Board of Directors, committed to consider other options to unlock value for shareholders.  Since then, the Company has divested its Document Messaging Technologies (DMT) Production Mail and supporting software business; sold its direct operations within the Global SMB business in six smaller European countries; paid down debt; altered the return of cash to shareholders from a dividend to a share buyback; launched Wheeler Financial Services; and continued to invest in its core business with new products in Global SMB and new capabilities in Commerce Services, including the expansion of its domestic delivery network.

Use of Net Proceeds

The Company plans to use the majority of the net proceeds from the sale to pay down near-term debt maturities.

“We have several tranches of debt that are maturing over the next two years and we will use the majority of the net proceeds from this transaction to pay down that debt and we will refinance the remainder,” said Stan Sutula, Executive Vice President and CFO.  “Further, we have well-established relationships with our bank group and are structuring a proactive refinancing plan that reflects a diversity of funding sources and will leverage the capital markets, as appropriate.”

2019 Guidance

Beginning with the third quarter, Pitney Bowes Software Solutions will be recorded as discontinued operations and prior periods will be recast to exclude Software Solution’s results from continuing operations.  The recast financial statements will be posted to the Company’s Investor Relations website by the end of September.

For 2019, the Company is updating its annual revenue growth rate, adjusted EPS and free cash flow guidance as follows:

●	Revenue to be in the range of 1 to 2 percent growth on a constant currency basis when compared to the recast 2018 revenue
●	Adjusted EPS to be in the range of $0.65 to $0.75
●	Free cash flow to be in the range of $175 to $205 million

This updated annual adjusted EPS guidance reflects the impact of the sale of Software Solutions as well as the impact from the higher level of tariffs, which were not assumed in the Company’s original guidance.  These impacts are expected to be partially offset by a deferred tax asset valuation allowance reversal, which based on current results and future income projections is currently expected to be recorded in the third quarter, and as a result the Company expects third quarter attainment to the full year for adjusted EPS to be in the range of 32 to 34 percent.

Guidance reflects the shift of the business to the fourth quarter as shipping continues to be a larger part of the portfolio.  As a result, the Company expects its fourth quarter attainment to the full year for revenue to be in the range of 26 to 28 percent.

As a result of this transaction, the Company will further streamline its operations and reduce spend.  The dilution from the divestiture is expected to be earnings neutral in the 12 months following the closing of this transaction as a result of the lower interest expense related to the pay down of debt and overall spend reductions.

Prior to the close, Pitney Bowes will continue to work closely with its software clients, partners and systems integrators, while partnering with Syncsort to ensure a smooth transition.  This transaction is subject to regulatory approvals and other customary closing conditions.

Goldman Sachs & Co LLC is serving as financial advisor and Cravath, Swaine & Moore is serving as legal advisor to Pitney Bowes.

About Syncsort

Syncsort is the global leader in Big Iron to Big Data software. We organize data everywhere to keep the world working – the same data that powers machine learning, AI and predictive analytics. We use our decades of experience so that more than 7,000 customers, including 84 of the Fortune 100, can quickly extract value from their critical data anytime, anywhere. Our products provide a simple way to optimize, assure, integrate, and advance data, helping to solve for the present and prepare for the future. Learn more at syncsort.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; location data; customer information and engagement software; services; and financing. For nearly 100 years Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com

Forward Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: declining physical mail volumes; changes in, or loss of, our contractual relationships with the U.S. Postal Service or posts in other major markets; changes in postal regulations; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the United Kingdom’s potential exit from the European Union (Brexit); our success in developing and marketing new products and services, and obtaining regulatory approvals, if  required; changes in banking regulations or the loss of our Industrial Bank charter; changes in labor conditions and transportation costs; macroeconomic factors, including global and regional business conditions that adversely impact customer demand, foreign currency exchange rates and interest rates; changes in global political conditions and international trade policies, including the imposition or expansion of trade tariffs and other factors as more fully outlined in the Company’s 2018 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.  Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Media:	Financial:

Bill Hughes Chief Communications Officer 203-351-6785	Adam David VP, Investor Relations 203-351-7175

Emily Simmons Communications, Software Solutions 843-467-1071

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